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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 1998

                             PRIME HOSPITALITY CORP.
             (Exact name of Registrant as specified in its charter)

                           COMMISSION FILE NO. 1-6869

                DELAWARE                                22-2640625
     (State or other jurisdiction of                   (IRS employer
     incorporation or organization)                 identification no.)

 700 ROUTE 46 EAST, FAIRFIELD, NEW JERSEY                  07004
 (address of principal executive offices)                (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (973)882-1010

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Item 2.    Disposition of Assets

      On January 7, 1998, Prime Hospitality Corp. ("Prime") completed the sale/leaseback of eight hotels to American General Hospitality, Inc. ("American General") for an aggregate purchase price of $138.4 million, consisting of $114.4 million in cash, $10.2 million in assumed debt and $13.8 million in American General limited partnership operating units. Prime will continue to operate the hotels under a lease agreement with American General for a term of 10 years.

      The sale is the first phase of a transaction which also includes the sale and leaseback of eleven additional full-service hotels to American General not later than March 31, 1999.

      The eight hotels included in the sale transaction total 1,293 rooms and consist of three Ramadas, two Crowne Plazas, two Sheratons and an independent hotel. The hotels are located in New Jersey, Connecticut, Nevada and Oregon. For the twelve months ended October 31, 1997, the hotels generated earnings before interest, taxes, depreciation and amortization (EBITDA) of $18.1 million and net operating income of $14.5 million. The purchase price was based on an agreed upon capitalization rate on historical net operating income.

Item 7. Exhibits

2.1 Form of amended and restated purchase and sale agreement between Prime Hospitality Corp., as seller, and American General Hospitality Operating Partnership, L.P., as purchaser, dated January 7, 1998.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

                                                         PRIME HOSPITALITY CORP.


Date: January 22, 1998              By:   /s/ David A. Simon
                                          -------------------------------------
                                          David A. Simon
                                          President and Chief Executive Officer


Date: January 22, 1998              By:   /s/ John M. Elwood
                                          -------------------------------------
                                          John M. Elwood, Executive Vice
                                          President and Chief Financial Officer


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                                Exhibit Index


2.1 Form of amended and restated purchase and sale agreement between Prime Hospitality Corp., as seller, and American General Hospitality Operating Partnership, L.P., as purchaser, dated January 7, 1998.